Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Exhibit 10.2

EXCLUSIVE LICENCE OF PATENTS AND RESULTS

BETWEEN THE UNDERSIGNED, SOPHIA GENETICS SA, a company duly incorporated in accordance with the laws of Switzerland, under registration number CH-550.1.086.569-3 in the Commercial Register of the Canton of Vaud, domiciled at Rue du Centre 172, 1025 St-Sulpice, Switzerland, [**], duly authorised for this purpose, hereinafter referred to as the “Company”;

AND

COMUE NORMANDY UNIVERSITY, a national public institution of a scientific, cultural and professional nature, [**], whose statute was approved by decree no. 2014-1673 of 29 December 2014, represented by its President, [**], hereinafter referred to as “Normandy University”, acting in the name and on behalf of its Normandie Valorisation [Normandy Valuation] [**], [**], hereinafter referred to as “Normandie Valorisation”;

INSERM Transfert SA, Public Limited Company with a Management Board and Supervisory Board, [**], with its registered offices at [**], [**], represented by [**], acting as delegate of the National Institute of Health and Medical Research (hereinafter, “INSERM Transfert”), a public scientific and technological establishment, with its registered offices at [**], hereinafter referred to as “INSERM Transfert”;

THE HENRI BECQUEREL CENTRE, ESPIC [Etablissement de Santé Privé d’Intérêt Collectif (Private Healthcare Facility of Collective Interest)] Cancer Centre, with its registered offices at [**], [**], [**], hereinafter referred to as “CHB”, acting on behalf of [**], hereinafter referred to as “Laboratory 1”;

THE UNIVERSITY OF ROUEN NORMANDY, a national public institution of a scientific, cultural and professional nature, with its registered offices at [**], [**], [**], hereinafter referred to as “UNIROUEN”, acting on behalf of laboratory [**], directed by [**], hereinafter referred to as “Laboratory 2”.

The CH, INSERM Transfert and UNIROUEN are hereinafter referred to as the “Establishments”. The CHB, INSERM Transfert, UNIROUEN, Normandy University and the Company may each be referred to hereinafter individually as a “Partner” and collectively as “Partners”.

[**].

It is, however, specified that this delegation does not imply the transfer to INSERM Transfert of property rights held or jointly held by INSERM.

For the execution of this Agreement, INSERM is not considered to be a third party.

The CHB, INSERM Transfert and UNIROUEN mandate Normandy University via its Normandie Valorisation component to ensure the entire management of this licence Agreement, in accordance with the stipulations of the mandate commitment between Normandy University and the Establishments.

In accordance with this mandate, Normandy University is authorised to sign this Agreement in the name and on behalf of the Establishments.

The Establishments, Normandy University and the Company are hereinafter referred to jointly as the “Parties” and collectively as the “Party”.

WHEREAS,

Within the framework of research carried out within the Laboratory, [**];

The Establishments are the co-owners of [**];

The list of elements made available by the Establishments in this context is given in Appendix 1 (integral part of this Agreement); and

The Company is interested in the aforementioned patent applications and wishes to join forces with the Establishments to validate, through collaboration, the possibilities for developing and exploiting the technology covered by these patent applications;

Consequently, the Establishments grant the Company an exclusive licence on the patents mentioned above under the terms and conditions defined below.

CONSEQUENTLY, IT IS AGREED AS FOLLOWS:

“Affiliates” refers to any legal entity that:

•	directly or indirectly controls the Company; or

•	comes under the same direct or indirect control as the Company; or

•	is controlled directly or indirectly by the Company.

A legal entity is considered to be controlling another:

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

•

when it directly or indirectly holds more than 50% (fifty percent) of the share capital of that legal entity or holds more than 50% (fifty percent) of the voting rights of the shareholders or partners of that legal entity; or

•	when it de facto directly or indirectly holds the decision-making power within this legal entity.

The rights granted to the Affiliates under the terms of this Agreement are only applicable to legal entities that have the status of Affiliate at the moment when these rights are exercised. If a legal entity loses the status of Affiliate during the term of this Agreement, the rights that legal entity acquired due to its status as an Affiliate shall expire immediately, unless agreed in writing by the Establishments. Conversely, a legal entity that acquires Affiliate status shall also acquire the rights relating thereto.

The list of Affiliates is given in Appendix 3, an integral part of this Agreement.

“Agreement” means this Agreement, in its entirety, including its appendices and any amendments.

“Business Partners” refers to entities that have a business relationship with the Company for the purpose of executing or carrying out all or part of the development plan for the Products or allowing them to be used, in accordance with the conditions set out below.

“Confidential Information” refers to any information transmitted by one of the Parties to the other under this Agreement that relates to the Field of Use and is designated as confidential during its transmission by making reference in words to this confidentiality. Any confidential information transmitted orally must be confirmed in writing within [**] of its transmission.

“Date(s) of First Provision” refers to the first time that the Company made the Products available to a third party to the Agreement. The Date of First Provision will be effective on the day when the Company exceeds the most rapidly reached duration provided for in Section 4.05 of this Agreement.

“Development Works” refers to all of the works and studies carried out directly by the Company in accordance with the development plan in Appendix 2 of the Agreement, including all of the works and studies that are necessary for the Company to develop and market the Products directly or indirectly through its Affiliates.

“Effective Date” refers to the last date on which this Agreement was signed by all the Parties.

“Field of Use” refers to carcinomas with the exception of the area of use defined in the licence agreement signed between the Parties on 19 March 2018.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

“Industrial Property Fees” refers to the direct costs invoiced by the industrial property firm(s) and by their foreign equivalents for the operations of filing, issuing and maintaining the Patent. Industrial Property Fees do not include any subsequent costs incurred in legal proceedings initiated by one and/or the other of the Parties to defend the Patent.

“Patents” refers to:

•	French patent no. [**] in the names of Establishments, and citing [**] as the inventors thereof;

•	the PCT application filed under [**] in the names of the Establishments; and

•

all rights resulting from these applications, including (i) all patents and patent applications, with the aforementioned French patent application claiming priority elsewhere in the world, (ii) the patents resulting from these applications and (iii) all divisional applications, applications for continuation in whole or in part, re-issues, the reviews, extensions and related rights.

A statement of the Patent portfolio on the date of signature of this Agreement is attached in Appendix 1.

The Parties expressly understand that the distribution and management of property rights relating to patent applications nos. [**] and [**] only concerns the Establishments and they cannot therefore, under any circumstance, dispute the conditions of the Patent’s industrial and commercial use from which the Company would benefit.

An update to Appendix 1 will be carried out as the Agreement is completed.

“Products” refers to the products that have been developed, manufactured or marketed and that could not be developed, used, manufactured, marketed or implemented without infringing all or part of the Patent. In the case of returns provided for in Article 5 of this Agreement, the term “Product” is understood to be for a single patient and the same applies for the duration provided for in Section 4.05 of this Agreement.

“Result” refers to the results arising from the Patent, as well as the technical and scientific knowledge acquired by Laboratories 1 & 2 while executing the various stages of the Patent and that may or may not be protected by an industrial property title.

“Territory” refers to the countries covered by the Patent.

“Valid Claim” refers to any claim in an application for a Patent or a Patent in force and not expired, which has not been withdrawn, cancelled or found to be invalid or unenforceable, by a court or any other competent jurisdiction, by a final ruling and/or a judgement that cannot be appealed.

Words in the plural may be understood in the singular, and vice versa.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

ARTICLE 1

PURPOSE, TYPE AND SCOPE OF THE AGREEMENT

Section 1.01. By means of this Agreement, the Establishments grant to the Company, to its Affiliates and to its Business Partners, which accept, an exclusive licence to the Patents, in order to develop, manufacture and sell Products in the Field of Use and in the Territory (hereinafter the “Licence”). The granting of this licence excludes any rights to sub-licence.

The Company shall not exploit the patents resulting from patent applications no. [**] and no. [**] outside the Field of Use and the Territory. It is agreed between the Parties that the licence agreement signed between them on 19/03/2018 does not compete with this Agreement.

It is understood that the Establishments retain the right to use the Patents and Results internally for research and teaching purposes, excluding any use for commercial purposes in the Field of Use and in the Territory.

Section 1.02. The Licence is only granted for Patents and does not extend to improvements made by one and/or the other of the Establishments to the Patents, nor to countries other than those covered by the Territory. However, the UNIROUEN and the CHB acknowledge that they will make the Patent updates available to the Company in the Field of Use and in the Territory.

ARTICLE 2

DURATION

The Licence comes into effect on the last date of signature by the Partners and, except in the event of early termination pursuant to the provisions of Article 10 below, will remain in force for one (1) year from the last date of signature by the Partners and will renew automatically for the duration of the rights attached to the Patent.

ARTICLE 3

TRANSFER OF THE LICENCE AGREEMENT

Section 3.01. This Agreement is concluded intuitu personae. Consequently, the Agreement is personal, non-assignable and non-transferable.

Section 3.02. In the event of a takeover, merger, absorption, sale or transfer of the Company or its activities, respectively, by, with or to another legal entity, or any other transformation of the Company that may alter the intuitu personae character of this Agreement (hereinafter referred to as the “Event(s)”), Normandy University via Normandie Valorisation, acting for and on behalf of the Establishments, and the new legal entity will sign this Agreement.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

The Agreement will only be terminated if Normandy University via Normandie Valorisation, acting for and on behalf of the Establishments, justifies in writing within [**] of receipt of the notification of the modification by the Company that this modification would adversely affect the protection of the scientific and technical heritage of the Establishments and/or would be contrary to public order and good morals. In the absence of any notification from Normandy University via Normandie Valorisation, duly substantiated during this period, this Agreement shall rightfully proceed.

An amendment to this Agreement between the Establishments, Normandy University and said legal entity must be drawn up, simultaneously with any Event that takes place with the Company.

ARTICLE 4

PRODUCT DEVELOPMENT – OPERATION

Section 4.01. A development plan (hereinafter referred to as the “Development Plan”) expressing the conditions under which the Company intends to carry out the Development Works, the provisional timetable for the execution of said Development Works, as well as the date planned for the first launch of the Products onto the market. The Development Plan is described in Appendix 3 of this Licence.

The Company undertakes to inform Normandy University, via Normandie Valorisation, acting on behalf of the Establishments, of any unforeseen event concerning the said Development Plan which could delay its execution by more than [**]. In such cases, the Company will propose an update of the updated Development Plan corresponding to the development practices for the sector concerned and free from the technical and/or scientific constraints encountered at the origin of the said delay.

The new Development Plan must receive the agreement of Normandy University via Normandie Valorisation, said agreement being able to be refused by Normandy University via Normandie Valorisation only if:

(i) the delay results from the financial or strategic decisions of the Company (such as the internal prioritisation of projects, absence or delay in raising sufficient funds for the execution of the Development Plan); or

(ii) or if the Development Plan does not conform to development practices in the sector concerned.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

The Company must provide proof that it has remedied the said delay through said updated Development Plan in order to promote the development and marketing of the Products.

Section 4.02. The Company undertakes to keep Normandy University via Normandie Valorisation, acting on behalf of the Establishments, informed of the progress of the development of the Products at least [**]. To this end, meetings will be organised at least [**]. These meetings may be held by telephone or by videoconference and the Company will take written minutes of the same. Normandy University via Normandie Valorisation, will then send these minutes to the Establishments for information purposes. The report will be used for calculating the invoice that the Company will have to pay.

Section 4.03. The Company undertakes to use this Licence and to apply due diligence to develop, manufacture and sell the Products in the Field of Use and in the Territory. If the Company does not use this Licence within [**] from the Effective Date, this Licence will henceforth be non-exclusive and Establishments may sign other Licences with third parties in the Field and/or in the Territory.

Section 4.04. The quality control of the Products and any act relating to the same are under the exclusive responsibility of the Company; the Establishments will in no way be required to lend their assistance.

Section 4.05. The Company is granted the possibility, for a period of [**] from the last date of signature by the Partners or for [**], the first of the two deadlines being taken into account, of making the Products available free of charge.

From the First Marketing Date, the Company undertakes to provide and communicate to Normandy University via Normandie Valorisation, within [**] following the end of the Company’s annual financial year, an annual report justifying the use of Products.

The Establishments may reduce the Territory and/or the Field of Use, by way of an amendment to this Agreement, if the Company has not marketed, nor implemented the steps necessary for the marketing of the Products in the Territory and/or in the Field within a reasonable time after the end of the development plan, or if the delay in the execution of the development plan exceeds [**]. These steps are described in Appendix 2 attached to this Agreement, entitled “Development Plan”.

This reduction of the Territory and/or the Domain of the Licence will be the subject of an amendment to this Agreement specifying the new definition of the Territory and/or the Domain as well as the effective date of the revision.

Notwithstanding this reduction in the scope of the Territory and/or the Domain, the other rights and obligations of the Parties provided for in the Licence will continue as of right.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Section 4.06. The Parties shall not under any circumstances disclose the name of the other Party and/or the Affiliates in advertising or any other promotional material intended for the general or medical public, and shall not use the name of any employee of the other Party and/or Affiliates, nor any product trademark, service mark, trade name or symbol belonging to a Party or Affiliates of the same, without the Company’s prior written consent (an email will suffice).

The Establishments undertake not to use the name of the Company, or the name of its employees or of those in whose name it acts.

Section 4.07. The Company hereby acknowledges that it has the expertise and competences required to use the Patents and Results and to market the Products.

ARTICLE 5

FINANCIAL TERMS

Section 5.01. In return for this Licence, the Company and/or its Affiliates must pay Normandy University via Normandie Valorisation, acting on behalf of the Establishments, the following amounts:

(a)	Lump sums

•	An initial sum of [**] excluding taxes ([**] excluding tax) on the last date of signature by all the Parties;

(b)	Royalties per analysis

In return for the rights to use the Patent and the Results that the Establishments grant to the Company (and/or its Affiliates), the Company will pay Normandy University annually via Normandie Valorisation on behalf of the Establishments:

•	Under direct use:

A royalty of [**] excluding taxes ([**] excluding tax) for each analysis [**].

The fees provided for in this article shall be payable for each country as long as there is a Valid Claim for a Patent in the country concerned.

•	Under indirect use:

The same royalty rates will be applied if the Company markets the Products directly or indirectly via its subsidiaries and/or its Business Partners.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Section 5.02. In accordance with the Mandate commitment signed by the Establishments, Normandy University via its Normandie Valorisation component will recover [**] of the amount due to the Establishments.

ARTICLE 6

MONITORING OF FEES

Section 6.01. The Company will keep an accurate register of the number of Products that have been distributed under the Agreement and [**].

The elements of the register will be made available to Normandy University via Normandie Valorisation [**] per year, until the expiry date of this Agreement extended by [**].

This register will be closed on [**], and the Company will send Normandy University via Normandie Valorisation, no later than [**] following the year concerned, a detailed statement of sales relating to the Products, broken down by country.

This statement will show the number of analyses per patient, including the Products used during the period, as well as the related amount in accordance with the fees per analysis provided for above.

This statement of commercial transactions will be sent to the following address: [**].

Section 6.02. The sums due by the Company and/or its Affiliates and/or its Business Partners in accordance with Article 5 of this Agreement must be paid within [**] of [**] of issue of an invoice by Normandy University via Normandie Valorisation, acting on behalf of the Establishments, by bank transfer to the following EPSCP Normandy University account:

Bank code: [**]

Counter Code No. [**]

Account No. [**]

IBAN code: [**]

SWIFT BIC: [**]

Section 6.03. Any sum not paid to Normandie University via Normandie Valorisation within the aforementioned deadlines, due to a late payment, shall give rise to late payment interest calculated at the rate of [**] the legal interest rate in force. In addition, the Company will automatically owe Normandie University via Normandie Valuation a lump-sum payment for recovery costs of [**] excluding taxes ([**] excluding tax).

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Section 6.04. The sums owed by the Company to Normandy University via Normandie Valorisation, acting on behalf of the Establishments by virtue of this Agreement will be paid in euros.

Section 6.05. In the event that no commercial transaction is carried out, the Company must nevertheless send Normandy University via Normandie Valorisation, acting on behalf of the Establishments, a statement certifying the absence of any operation during the year in question to the address indicated in Section 6.01 of this Agreement, indicating the causes of the absence of sales and the difficulties encountered.

Section 6.06. The sums received by Normandy University via Normandie Valorisation, on behalf of the Establishments, by virtue of this Agreement remain in any event definitively and irremediably acquired, and may under no circumstances be returned to the Company. In addition, any sums that remain due from the Company to Normandy University via Normandie Valorisation, on behalf of the Establishments, upon the expiry or termination date of this Agreement, must be paid to Normandy University via Normandie Valorisation, on behalf of the Establishments.

Section 6.07. The sums due by the Company to Normandy University via Normandie Valorisation, on behalf of the Establishments, will be increased by the legal taxes in force, in particular by VAT if applicable.

ARTICLE 7

SECRET

Section 7.01. Each of the Parties undertakes to keep the Confidential Information secret for the duration of the Agreement and for a period of [**] after its termination or expiry.

Each Party undertakes not to protect in the Field of Use, in any way whatsoever, all or part of the Confidential Information transmitted by the other Party, in particular by filing a patent application, and not to use them for any purpose other than those set out in Article 1, without the prior written consent of the latter.

The Parties will ensure that their personnel and any person attached to their service in any capacity whatsoever are also be bound by this duty of confidentiality.

The Parties hereby agree that any disclosure by the Company to a third party of any Confidential Information related to the invention protected by the Patent will be preceded by the signing of a confidentiality agreement with similar terms and conditions to those of this Article.

The confidentiality agreements to which the Parties are bound pursuant to this Article shall not apply to information for which the receiving Party can prove:

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

(a) that it was disclosed to them by mutual agreement between the Parties, or that the disclosure was previously made by the Owning Party;

(b) that they were already in the public domain at the moment they were communicated by the other Party, or that they entered it after this communication through no fault of the recipient Party;

(c) that they were lawfully received from a third party without breaching the confidentiality obligations contained in this article;

(d) that, on the date of their communication by the owning Party, they were already in its possession;

(e) that their disclosure has been imposed by the application of a mandatory legal or regulatory provision or by the application of a final court decision or an arbitration award.

Section 7.02. This article cannot prevent the Company from sharing documents for the purpose of promoting the marketing of the Products in compliance with the conditions set out in this Agreement.

ARTICLE 8

FILING, EXTENSION, ISSUE AND MAINTENANCE IN FORCE OF THE PATENTS

Section 8.01. Normandy University via its component Normandie Valorisation, on behalf of the Establishments, is responsible for the management of the files, including the follow-up of procedures for the issue and maintenance in force and defence of the Patent, in collaboration with the Establishments.

Section 8.02. Normandy University via its Normandie Valorisation component shall be liable on behalf of Establishments, to pay any costs relating to the procedures for obtaining, examining, extending, maintaining in force and defending the Patent in those countries of the Territory where they have been filed or granted, throughout the duration of the Agreement.

ARTICLE 9

GUARANTEES

Section 9.01. The Establishments guarantee the material existence of the Patent and that they are entitled to enter into this Licence agreement.

The Establishments do not give any express or implicit guarantee regarding the suitability of the Patent to achieve any result whatsoever.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

The Establishments do not guarantee the granting of Patents that are still under examination, but shall inform the Company of any adverse development to their being granted.

[**].

[**].

Section 9.02. The Company may not call upon the Establishments as a guarantee in the event of damages of any kind whatsoever caused by the Products, the Company being held solely responsible towards its customers and/or any third party for the quality and performance of Products.

Section 9.03. The Company is solely responsible for ensuring that the Products comply with the applicable laws and regulations.

Section 9.04. Notwithstanding any stipulation of this Agreement to the contrary (except for the provisions of Section 4.03 of this Agreement), the Establishments undertake not to give access to third parties to Patents in the Field of Use without the prior written consent of the Company, and to preserve its exclusivity, as understood in this Agreement. Similarly, the Establishments undertake to disclose to the Company the existence of any licence relating to Patents conferred by the Establishments on third parties prior to the entry into force of this Agreement. For the sake of clarity, it is understood that the Parties must obtain the written consent of the Company if they wish to exploit, develop or otherwise use the Patent in the Field of Use, with the exception of the case provided for in Section 1.01 of this Agreement.

Section 9.05. The stipulations of Article 9 shall remain in force notwithstanding the early termination or expiry of this Agreement.

ARTICLE 10

TERMINATION – EXPIRY

Section 10.01. In the event that the Company ceases all activity, is dissolved, or is subject to amicable or judicial liquidation proceedings, this Agreement will be automatically terminated. In the event that the Company is the subject of judicial redress proceedings, Normandy University via Normandie Valorisation, acting on behalf of the Establishments, may terminate this Agreement subject to notifying the Company by registered letter with acknowledgement of receipt. If no response is given within [**] of said notification, this Agreement will be automatically terminated.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Section 10.02. This Agreement may be automatically terminated by one of the Parties in the event of non-fulfilment by the other Party of one or more of the obligations contained in its various clauses, and in particular in Article 5 and/or Article 6. This termination will only become effective three (3) months after the complainant Party has sent a registered letter with acknowledgement of receipt setting out the reasons for the request, unless, within this period, the defaulting Party has fulfilled its obligations or has provided proof of an impediment resulting from a case of force majeure. The exercise of this right to terminate does not exempt the defaulting Party from fulfilling its contractual obligations until the effective date of the termination, without prejudice to the payment for damages owed by the defaulting Party in compensation for any damage suffered by the complainant Party as a result of the early termination of this Agreement.

Section 10.03. This Agreement will also be automatically terminated if the Patent is invalidated in France.

Section 10.04. If the Company disputes the validity of the Patents or supports Third Parties to contest the patentability or validity of the rights of the Patents, Normandy University via Normandie Valorisation, acting on behalf of the Establishments, may terminate this Agreement immediately.

Section 10.05. The Parties have the possibility to terminate the Agreement at any time. Notification of the desire to terminate this Agreement must take the form of a registered letter with acknowledgement of receipt. The termination will become effective one (1) year after receipt of the registered letter with acknowledgement of receipt.

Section 10.06. If this Agreement is terminated, the Company shall no longer directly or indirectly use the Patents resulting from patent applications no. [**] and no. [**] until their expiry. Nothing in this article could prevent the Company from continuing to use the Patents to the extent that they are integrated into Products or services already existing at the moment of the termination. The stipulations of this licence will continue to apply to such Products, in accordance with the stipulations provided for in Article 11 of the Agreement.

Section 10.07. In the event of termination, the Establishments will be free to grant to any third party all rights they hold relating to the Patent, without any obligation towards the Company.

ARTICLE 11

STOCKS

If the Company and/or its Affiliates have Products in stock on the Agreement termination date, they would be authorized to sell these fully-manufactured Products in the Territory for a period of [**] following the date of termination and/or expiry of the Agreement, subject, on the one hand, to sending a written inventory of stocks to Normandy University via Normandie Valorisation, acting on behalf of the Establishments, on the Agreement termination date and, on the other hand, to respecting the provisions of Article 5 of this Agreement (Financial conditions). After said period of [**], the Company and/or its Affiliates and/or its distributors and/or its Sub-Licencees will no longer be entitled to sell any Product.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

ARTICLE 12

INFRINGEMENT

Section 12.01. Normandy University via Normandie Valorisation, on behalf of the Establishments and the Company, will inform each other [**] of any case of infringement by a third party in relation to the Patent of which they are aware and/or any claim or infringement action against them.

Section 12.02. In the event of an infringement of one or more Patents in the Field of Use by a third party, the Establishments may initiate legal proceedings against the infringing third party at their own expense, it being understood that the compensation and any damages awarded by the court will be fully and irrevocably acquired.

This provision shall not prevent the Company from intervening in the proceeding, at its own expense, to obtain compensation for its own specific damages. SOPHiA GENETICS shall have full and irrevocable entitlement to any compensation and damages awarded to it as a result of such proceedings.

If the Establishments decide not to initiate any infringement actions and if the Company wishes to act, the Company may, after a formal notice sent by registered letter with acknowledgement of receipt to Normandy University via Normandie Valorisation on behalf of the Establishments has remained unanswered by the Establishments for more than [**], start a proceeding for infringement at its sole initiative, in its sole name and at its own expense. In countries where a legal provision prohibits it from initiating a proceeding, the Establishments shall provide, at the Company’s simple request and in a timely manner, all the powers that are necessary for it to act in the name and stead of the Establishments.

Section 12.03. If an infringement lawsuit were brought against the Company and/or its Affiliates during the use of the Products, due to the use of Patents in the Field, and if following this infringement lawsuit, the Company and/or its Affiliates were condemned, the Company and/or its Affiliates, as the case may be and in accordance with the provisions relating to Guarantees (Article 9), refrain from calling the Establishments as guarantee.

[**].

It is agreed between the Parties that this indemnity clause is intuitu personae. In particular, any claim arising from the indemnity cannot therefore be assigned or transferred to a third party.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

In the event of a takeover, merger, absorption, sale or transfer of the Company or its activities, respectively by, with or to another legal entity, or any other transformation of the Company aimed at modifying the intuitu personae character of this clause (hereinafter referred to as the “Event(s)”), this indemnity clause will fall.

In the event that a Transaction occurs between the Company and/or its Affiliates and the third party in infringement proceedings, this clause will not apply and will be null and void. In the event that compensation has already been paid by Normandy University via Normandie Valorisation, this compensation will be automatically refundable on first request and will give rise to the application of interest at the legal interest rate.

By “transaction” it is understood to mean any relationship between the Company and the third party in infringement proceedings, such as (without limitation) commercial relationship, shareholder relationship, financing, social etc., for a period of [**] from the date of end of this Agreement.

Section 12.04. If the Patent is cancelled, the provisions relating to guarantees shall apply and may not be waived.

Section 12.05. The Parties undertake to provide each other with all the documents and elements they may need during the abovementioned procedures.

ARTICLE 13

ENTIRE AGREEMENT AND LIMITS OF THE AGREEMENT

Section 13.01. This Agreement expresses the entire agreement between the Parties relating to its subject matter, and replaces and cancels all previous verbal or written agreements relating to said subject matter. No general or specific condition appearing in the documents sent or submitted by the Parties may be incorporated into this Agreement.

Section 13.02. This Agreement may only be modified or renewed by an addendum signed by the representatives of the Parties, duly authorised for this purpose.

Section 13.03. It is specified that the relations established between the Parties under this Agreement do not confer any rights other than those mentioned in this Agreement. It is understood that this Agreement does not entail, in particular, the granting to the Company of any right on Patents outside the Field and the Territory.

Section 13.04. The Agreement must under no circumstances be interpreted as creating a relationship of association or a de facto partnership between the Parties, each of them being considered as an independent co-contractor.

Section 13.05. Any public declaration or communication relating to the signing of the Agreement or its content can only be made with the agreement of the Parties. However, it is agreed that the Company may register the Agreement with the patent offices as stipulated in Article 18 below.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

ARTICLE 14

TITLES

In the event of any difficulties of interpretation between any clause heading and any of the clauses, the headings will be deemed non-existent.

ARTICLE 15

INVALIDITY OF A CLAUSE

If one or more of the provisions of this Agreement are deemed to be invalid or declared as such in application of a law or regulation—and in particular European Union law—or following a final decision by a competent court, the other provisions shall remain valid and enforceable and the Parties shall immediately proceed to make the necessary modifications, respecting, as far as possible, the intent that existed on the date of signing this Agreement.

ARTICLE 16

WAIVER

The fact that one Party does not pursue a breach of any of the obligations under this Agreement by the other Party cannot be interpreted in the future as a waiver of the obligation concerned.

ARTICLE 17

DISPUTES – APPLICABLE LAW

Section 17.01. This Agreement is governed by French laws and regulations.

Section 17.02. In the event of difficulty regarding the validity, interpretation or performance of this Agreement, the Parties shall endeavour to resolve their dispute amicably.

Section 17.03. In the event of a persistent disagreement, lasting more than [**], from the first notification concerning the dispute, the dispute will be brought before the competent Courts.

Section 17.04. This Article will remain in force notwithstanding all cases of expiry or termination of this Agreement.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

ARTICLE 18

REGISTRATION IN THE NATIONAL PATENT REGISTER

Section 18.01. This Agreement may be entered in the National Patent Register, kept by the National Institute of Industrial Property, and in the national patent registers, kept by national Industrial Property offices, for the purposes of registering Patents, at the expense of the Company.

Section 18.02. Any necessary tax registration of this Agreement will be carried out by the Company at its sole expense.

ARTICLE 19

NOTIFICATIONS

Any communication or notification under this Agreement must be made by fax or registered mail with acknowledgement of receipt, to the Party concerned at the following address, as long as a change of address has not been notified in writing:

On behalf of the Establishments:

[**]

[**]

[**]

[**]

[**]

On behalf of the Company:

[**]

[**]

[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

In six (6) original copies.

On behalf of the COMPANY [**] On [HW: 20 May 2019]		On behalf of NORMANDY UNIVERSITY [**] On [HW: 27.05.2019] [Stamp: For the President and by delegation, The General Director of Services [Signature] [**]]

By:	/s/ on behalf of SOPHiA GENETICS SA	By:	/s/ on behalf of Normandy University
	Name: [**]		Name: [**]
	Title: [**]		Title: [**]

By:	/s/ on behalf of SOPHiA GENETICS SA
Name: [**]
Title: [**]

NORMANDIE VALORISATION [**] On [HW: 29/05/2019]

		By:	/s/ on behalf of Normandie Valorisation
Name: [**]
Title: [**]

[Signature Page to Exclusive License Agreement]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

APPENDIX 1: STATEMENT OF PATENTS ON THE EFFECTIVE DATE

[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

APPENDIX 2: DEVELOPMENT PLAN

Non-binding Product Development Plan*

[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

APPENDIX 3: LIST OF AFFILIATES

[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.